UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2023
APPLIED MOLECULAR TRANSPORT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39306	81-4481426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Address not Applicable(1)
(Address of principal executive offices, including zip code)

(650) 392-0420
(Registrant’s telephone number, including area code)
450 East Jamie Court
South San Francisco, CA 94080
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AMTI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
1 We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process at the following address: Applied Molecular Transport Inc., c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or to the email address: corporate.secretary@appliedmt.com.

Item 2.02    Results of Operations and Financial Conditions.
On May 11, 2023, Applied Molecular Transport Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2023. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
All of the information furnished in this Item 2.02 and Item 9.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
d.Exhibits.

Exhibit No.	Description

99.1	Press Release of Applied Molecular Transport Inc. dated May 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MOLECULAR TRANSPORT INC.

Date: May 11, 2023	By:	/s/ Shawn Cross
Shawn Cross
Chief Executive Officer and Chair of the Board of Directors